EXHIBIT 10.33

                                 L E A S E

      AGREEMENT OF LEASE, made as of May 1, 2000, between RICHARD A. BANKS of the Town of Wilton, County of Fairfield and State of Connecticut, RUTH BANKS and FIRST UNION TRUSTEES u/w of ROBERT O. BANKS, of the Town of Wilton, County of Fairfield and State of Connecticut, KIMBERLY BANKS FAWCETT, of the Town of Ridgewood, County of Bergen and State of New Jersey and the RAU FAMILY LIMITED PARTNERSHIP, acting herein by KAREN STEINHAUS, General Partner, of the Town of New Canaan, County of Fairfield and State of Connecticut, LANDLORD, and PRICELINE.COM INCORPORATED, a Delaware corporation with offices at 800 Connecticut Avenue, Norwalk, Connecticut, acting herein by Marlene Beeler, its Senior Vice President of Operations, duly authorized, TENANT.

      WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the premises consisting of approximately 47,211 square feet which Tenant hereby confirms ("Building" or "Premises") located at 141 Danbury Road, Wilton, Connecticut ("Real Property"), as shown on Exhibit A annexed hereto (collectively referred to as "Demised Premises" ) for the term of ten (10) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of May, 2000 ("Lease Commencement Date"), and to end on the 30th day of April, 2010 ("Term"), for the total Term base rent as stated in paragraph 42 of the Rider to Lease annexed hereto and made a part hereof which Tenant agrees to pay in monthly installments in advance each and every month during said term without any set off or deduction whatsoever, at the office of the Landlord or at such other place as the Landlord may designate, as follows:

                      Banks-Rau Realty
                      c/o Richard A. Banks
                      9 Banks Drive
                      Wilton, CT  06897

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

1. USE AND OCCUPANCY: Tenant may use and occupy the Demised Premises for general office use, information technology, computer center and research and development and for no other purpose without the written consent of Landlord which consent will not be unreasonably withheld, conditioned or delayed. Tenant will not at any time use or occupy the Demised Premises in violation of any certificate of occupancy which may have been issued for the building of which the demised premises form a part. In the event that any department, agency, commission or board of any state or locality shall hereafter at any time declare by notice, violation, order or in any other official manner whatsoever that the premises hereby demised are used for a purpose which is a violation of such certificate of occupancy, or should Tenant allow said premises to be used for any illegal or immoral purposes, or should he do, or suffer to be done, in or about said premises any act or thing which may be a nuisance, or damage to the Landlord or Landlord's tenants, the occupants of adjoining property or the neighborhood, then Tenant shall, upon thirty (30) days' written notice from Landlord, immediately discontinue any such use of said premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this lease and Landlord shall have the right to exercise any and all rights and privileges and remedies given to Landlord, in this lease. If alterations or additions are needed to permit lawful conduct of Tenant's business or to comply with the certificate of occupancy, the same shall be made by and at the sole expense of Tenant.

2. ALTERATIONS: Tenant may make alterations, installations, additions or improvements in or to the demised premises, or in or to the building of which they form a part, including, but not limited to, an air conditioning or cooling system unit or part thereof or other apparatus of like or other nature, provided Tenant obtains Landlord's prior written consent (except as otherwise provided in this Lease), which will not be unreasonably withheld, and then only by contractors or mechanics licensed in the State of Connecticut, provided they are bonded. Such consent shall not be required by Landlord if such improvements are non-structural in nature and would not cost in excess of $75,000.00 provided that Tenant gives prior written notice to Landlord of such work. All other improvements, which are submitted to Landlord shall be approved within twenty (20) days or such approval shall be deemed made. Landlord agrees to approve any such alterations provided they do not materially, adversely affect the structure or systems of the building or diminish the gross area of the building or violate any existing laws or regulations. Any denial shall include a detailed reason for said denial.

      All horizontal and vertical penetrations to roof or walls shall require Landlords written approval, however, Landlord shall be deemed to have consented to all penetrations that are done in compliance with Exhibit B annexed hereto and made a part hereof.

      Landlord agrees to cooperate with Tenant in seeking any necessary permits and to provide its written authorization for any governmental submissions or applications based on plans approved by Landlord pursuant to this paragraph. All alterations, decorations, installations, additions or improvements upon demised premises, made by Tenant, including all paneling, decorations, partitions, railings and the like, shall be done at Tenant's sole expense and, become the property of Landlord, (except trade fixtures not a part of the premises or as otherwise provided herein) and shall remain up and be surrendered with, said premises, as part thereof, at the end of the term or renewal term, as the case may be. Notwithstanding the above, Tenant shall be permitted to remove, at the end of its lease term, its generator installed by Tenant, raised computer flooring installed by Tenant and other computer or telecommunications equipment, and any equipment ancillary thereto provided however any damage caused by said removal shall be repaired and restored at Tenant's expense to its original condition and floors shall be recarpeted. Landlord has not conveyed to Tenant any rights in or to the outer side of the outside walls of the building of which the demised premises form a part, except as otherwise provided herein.

      During the term of this Lease, Tenant, at its sole cost and expense, shall have the right to install, maintain, use, repair and replace satellite antennas and related equipment and cabling on the roof of the Building in a location mutually agreeable to Landlord and Tenant, provided however, the location must be one where the satellite antennas can transmit and receive without interference. Tenant shall also have the right to install, maintain, use, repair and replace cabling for the satellite antennas throughout the chases and shafts of the Building. Upon the expiration or earlier termination of this Lease, Tenant shall remove all satellite antennas from the roof and repair any punctures or other damage caused to the roof as a result thereof. Tenant shall submit drawings and specifications of a licensed engineer certifying installation procedure including details of all penetrations through roof and/or walls.

      Upon written request to Landlord, Tenant, at Tenant's cost, shall have the right to cause the Building to be identified as the "priceline.com" building or such other name as may from time to time reflect its or any tenant's corporate identity, provided that the design, dimension, construction and location of such signage shall be in compliance with all applicable laws and regulations.

      The Tenant shall not suffer or permit any mechanics' or artisans' or other liens to be filed or placed or exist against the fee of the demised premises nor against the Tenant's leasehold interest in said premises by reason of work, labor, services or materials supplied or claimed to have been supplied to the Tenant or anyone holding the demised premises or any part thereof through or under the Tenant, and nothing in this lease contained shall be deemed or construed in any way as constituting the consent or request of the Landlord, expressed or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishings of any materials for any specific improvements, alteration or repair of or to the demised premises or any part thereof, nor as giving the Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanics' or other liens against the fee of the demised premises. If any such mechanic's lien shall at any time be filed against the demised premises, the Tenant shall cause the same to be discharged of record or bonded within thirty
(30) days after the date of Tenant's notice of the filing of same, at Tenant's expense, or, in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in Court or bonding. Tenant shall repay to Landlord within fifteen (15) days of demand, all sums disbursed or deposited by Landlord pursuant to the provisions of this paragraph, including Landlord's costs and expenses, incurred in connection therewith including reasonable attorney's fees.

3. REPAIRS AND MAINTENANCE OF THE PROPERTY: Tenant shall take good care of the demised premises and the fixtures, heating, air conditioning, plumbing and electric systems, and repair any damage it causes the roof subject to subsection (a) below, exterior of the premises including painting and repointing of masonry and appurtenances located within the demised premises or its ceiling, and at its sole cost and expense maintain and repair and replace the same as and when needed to preserve them in good working order and condition. Landlord represents that the HVAC system shall be in good working order on the Occupancy Date. The Tenant shall redecorate, paint the interior of the Premises, and renovate the said premises as may be necessary to keep them in repair and good appearance. All damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the building of which the same form a part caused by the Tenant, or resulting from fire, explosion, air-conditioning unit or system, short circuits, flow or leakage of water, steam or by frost or by bursting or leaking of pipes or plumbing works, caused by the Tenant, or any damage or injury caused by the Tenant in moving in or out of the building, or installing or removing any of the Tenant's property or fixtures, or from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents or licensees shall be repaired and restored promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord. If Tenant fails to make such repairs and restorations, same may be made by Landlord at Tenant's expense after thirty (30) days notice and cure period has expired. Provided that (i) Landlord exercises all reasonable efforts to minimize inconvenience to Tenant in connection therewith and (ii) no action taken by Landlord under this provision shall impede access to, reduce the size or otherwise diminish the utility of the Premises in any material respect, including any services provided thereto. There shall be no liability on the part of Landlord by reason of inconvenience, annoyance, or injury to business arising from Landlord, Tenant or others making any repairs, alterations or improvements in or to any portion of the building, or in or to fixtures, appurtenances, or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions, or improvements in or to any portion of the Building or of demised premises, or in or to the fixtures, appurtenances or equipment thereof except for Landlord's gross negligence and except as otherwise provided in this Lease. The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter.

      Landlord covenants to make all necessary repairs and replacements to
(i) the roof (unless caused by Tenant); (ii) all structural portions of the Building unless caused by Tenant's alterations or modifications to the Building or any other act of Tenant; (iii) any part of the Building if necessitated by Landlord's gross negligence.

      (a) Landlord agrees to make structural repairs and replacements required under the terms of this Lease and as follows:

            (i) If Landlord fails to undertake and commence the repairs or replacements required under this Lease, Tenant shall immediately notify Landlord in writing of the required and outstanding repairs.

            (ii) Landlord shall undertake and commence the required repairs or replacements within thirty (30) days after receipt of written notice from Tenant and shall make all diligent efforts to complete such replacements in a timely manner.

            (iii) If Landlord fails to fulfill its obligations as set forth herein, Tenant may undertake said repairs or replacements upon receipt by Landlord of a second notice from Tenant advising of its intent to commence or complete the required repairs or replacements.

            (iv) Anything in this Lease to the contrary notwithstanding, Landlord agrees that in the event of an emergency which:

                  (A) poses the threat of imminent, severe damage to Tenant, Tenant's employees, Tenant's business or Tenant's property; and

                  (B) necessitates prompt maintenance, repair, or replacement of items which are otherwise required by this Lease to be maintained, repaired, or replaced by Landlord,

            then Tenant may at its option proceed forthwith to make repairs, if Landlord is notified and fails to take required action within 48 hours.

      (b) (i) If Landlord fails to reimburse Tenant for such repair or replacement costs incurred by Tenant within twenty (20) days after written request from Tenant therefor (which request must be supported by paid receipts), Tenant may deduct the cost thereof from the rent otherwise payable hereunder.

4. COMPLIANCE WITH LAWS AND REGULATIONS: Tenant at its sole expense shall comply with all laws, orders and regulations of Federal, State, County and Municipal Authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty with respect to demised premises or the use or occupation thereof. Tenant shall not do or permit to be done any act or thing upon said premises, which will invalidate or be in conflict with fire insurance policies covering the building of which demised premises form a part, and fixtures and property therein, and shall not do, or permit to be done, any act or thing upon said premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises or from any other reason. Tenant at its sole expense shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters, or any other similar body, and shall not do, or permit anything to be done, in or upon said premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction and then only in such quantity and manner of storage as not to solely and directly increase the rate for fire insurance applicable to the building, or use of the premises in a manner which solely and directly shall increase the rate of fire insurance on the building of which demised premises form a part, or on property located therein, over that in effect prior to this lease. If solely by reason of failure of Tenant to comply with the provisions of this paragraph, or by the Tenant's use and occupancy of the premises, or by reason of any act or omission on the part of the Tenant, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure or use by Tenant and shall make such reimbursement upon the first day of the month following such outlay by Landlord.

      Landlord represents and warrants to Tenant that it has full right and authority to enter into this Lease and it has a current, valid certificate of occupancy for the Building and the Premises permitting Tenant's use as contemplated herein. Landlord represents that to the best of its knowledge, the Premises are in compliance with all current material laws, ordinances, rules, regulations, requirements and directives of federal, state and municipal government entities.

5. SUBORDINATION: This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises form a part, and to all renewals modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument or subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

      In consideration of, and as an express condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subject and subordinate to the lien of any mortgage, Landlord shall deliver to Tenant or any subtenant provided the subtenant is paying at least the same base rent per square foot as the Tenant at the time of the subletting, a subordination, non-disturbance and attornment agreement executed and delivered by each of Landlord's mortgagees for the benefit of Tenant or by Landlord for the benefit of any subtenant and in recordable form reasonably satisfactory to Tenant and Tenant agrees to execute and deliver any such subordination, non-disturbance and attornment agreement. Any non-disturbance issued to a subtenant may provide that if subtenant is leasing less than entire building and Tenant is in default beyond any applicable notice and cure period giving Landlord the right to terminate this Lease, Landlord may terminate such sublease on 60 days written notice unless subtenant cures Tenant's default within sixty (60) days of the end of such notice period or if the default is a non-monetary default, subtenant commences a cure within such sixty (60) day period if such cure cannot be completed within said period. If Landlord elects not to request such subordination, non-disturbance and attornment agreement or fails to obtain such subordination, non-disturbance and attornment agreement, then this Lease shall not be subject and subordinate to such mortgage.

      Landlord agrees that neither the foreclosure of a mortgage, nor the institution of any suit, action, summary or other proceeding against the Landlord, or any successor to the Landlord, nor any foreclosure brought by any of Landlord's mortgagees to recover possession of the premises covered thereby, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant hereunder.

      Upon Tenant's attornment to a successor Landlord, this Lease shall continue in full force and effect as a direct Lease between the successor in interest to Landlord ("Successor Landlord") and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease. Successor Landlord shall be liable for any previous act or omission of Landlord under this Lease and be subject to any offset not expressly provided in this Lease, which theretofore shall have accrued to Tenant against Landlord and shall be bound by any previous modification of this Lease or by any previous prepayment of rent.

6. LANDLORD'S LIABILITY: Except for Landlord's gross negligence, Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of building, nor for the loss or damage to any property of Tenant. Except for Landlord's gross negligence, Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, electricity, water, rain or snow or leaks from any part of said building or from the pipes, appliances or plumbing works or from the roof, street, or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in said building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect or any existing or future condition in the demised premises or in the building of which they form a part; nor shall the Landlord be liable by reason of inconvenience, annoyance or injury to business arising from the Landlord, the Tenant or others making any repairs, alterations or improvements in or to any portion of the building or in or to fixtures, appurtenances, or equipment thereof. Tenant shall reimburse and compensate Landlord as additional rent within five (5) days after rendition of a statement for all expenditures made by or damages or fines sustained or incurred by Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accidents in the demised premises or in the building or defects therein or in any fixtures or equipment.

7. INSURANCE: The Tenant further agrees to purchase and keep in full force and effect, during the entire lease term hereof, at the Tenant's sole expense, public liability insurance and worker's compensation insurance in companies acceptable to the Landlord with an A rating or better, to protect both the Landlord and the Tenant against any liability for damages or injuries to persons or property incident to the use of or resulting from any accident in or about said premises, from any cause whatsoever, including any elevators, in the amounts of $l,000,000/$3,000,000, together with proper plate glass insurance, if available, it being the Tenant's responsibility hereunder to replace at its own expense any and all glass which may become broken in and on the demised premises. Certificates of all insurance policies required by any of the terms of this lease shall be promptly furnished to the Landlord naming the Landlord as an additional insured, and at Landlord's request, its mortgagees as an additional insured, and the Tenant shall submit to Landlord annually, in the anniversary date of this lease, copies of all paid premiums for any such insurance policies. The Tenant is to obtain a written obligation on the part of the insurance carriers to notify the Landlord in writing prior to any cancellation of insurance, and the Tenant agrees that if the Tenant does not keep such insurance in full force and effect the Landlord may take out the necessary insurance and pay the premium and the repayment thereof shall be after notice and thirty (30) day cure period deemed to be part of the rental and payable as such on the next day upon which the rent becomes due. Tenant agrees that it shall keep its fixtures, merchandise and equipment insured against loss or damage by fire with the usual extended coverage endorsements. It is understood and agreed that Tenant assumes all risk of damage to its own property arising from any cause whatsoever, including, without limitation, loss by theft or otherwise. Except for Landlord's, it's agents or employees gross negligence, Tenant further agrees to indemnify, and save harmless, the Landlord and its officers, directors, agents and employees from and against all liability (statutory or otherwise), claims, suits, demands, judgments, costs, interest and expenses, including reasonable counsel fees and disbursements incurred in the defense thereof to which the Landlord or any such officer, director, agent or employee may be subject or suffer whether by reason of, or by reason of any claim for, injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of, or from any work or thing whatsoever done in, any part of the premises during the terms of this lease with respect to such part or during the period of time, if any, prior to the commencement of such term that the Tenant may have been given access to such part for the purpose of doing work or otherwise, or arising from any condition of the premises due to or resulting from any default by the Tenant in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this lease or from any act or negligence of the Tenant or any of its officers, directors, agents, contractors, servants, employees, licensees or invitees, whether the Landlord may be legally liable therefore or not.

      Landlord shall maintain during the term of this Lease a policy or policies of insurance insuring the Building against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage on the Building in amounts sufficient to provide for the guaranteed replacement of the Building. Each party hereto waives all rights of recovery against the other or the other's agents, employees or other representatives, for any loss, damages, or injury of any nature whatsoever to the demised premises, property therein or persons for which the other is insured or should have been insured pursuant to the terms contained herein. Each party shall obtain from its insurance carrier and will deliver to the other, waivers of the subrogation rights under the respective policies, provided same will not result in any additional charge.

8. DAMAGES TO PREMISES: If the demised premises shall be partially damaged by fire or other cause, the damages shall be repaired by and at the expense of Landlord within one hundred twenty (120) days of such damage and the rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Tenant. In the event of partial damage, the rent shall be apportioned according to the percentage of area that is rendered substantially untenantable. If the demised premises are substantially damaged or are rendered substantially untenantable by fire or other cause, and if Landlord's engineer certifies within sixty (60) days of such casualty that it cannot restore or rebuild the same within 180 days, or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, and thereupon the term of this lease shall expire thirty (30) days thereafter and Tenant shall vacate the demised premises and surrender the same to Landlord. If Tenant shall not be in default under this lease then, upon the termination of this lease under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty. The demised premises shall be deemed to be "substantially damaged" or "rendered substantially untenantable" for the purposes of this paragraph if the loss by fire or other cause exceeds thirty (30%) percent of the value of said premises.

9. CONDEMNATION: If the whole of the demised premises shall be acquired or condemned for any public or quasi public use or purpose then, at the option of the Landlord or Tenant, the term of this lease shall cease and terminate from the date of title vesting in such proceedings, and the Tenant shall have no claim for any portion or part of the Landlord's award. PROVIDED, HOWEVER, that the Tenant shall have the right to assert a claim for the unamortized value of its tenant improvements, and furniture, fixtures and equipment and to any additional or specific award to which it might be entitled by virtue of the other terms of this lease, providing the same results in no diminution of the Landlord's award and shall not be any part thereof. In the event of a partial taking of the Building pursuant to which 15% or more of the Building is taken or 15% of the Parking Lot servicing the Tenant is taken so as to render impossible the conduct of Tenant's business at the Premises, as determined by the parties in their reasonable discretion, then Tenant shall have the right to terminate this Lease by giving written notice of such termination to Landlord within 180 days after the date of such taking. Upon the giving of such written notice, the Termination Date under this Lease shall be the last day of the calendar month in which such notice is given.

10. ASSIGNMENT BY TENANT: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance which consent will not be unreasonably withheld. If the Tenant desires to assign this Lease or sublet all or any part of the demised premises, it shall first notify the Landlord of such desire in writing. The Landlord shall thereupon have the right to terminate this Lease within ten (10) business days and retake possession of the portion of the premises proposed to be sublet or assigned. In such event the Tenant shall be released from its obligations under this Lease upon vacating the premises and paying all sums due Landlord under this Lease up to the time of such vacating. If Landlord elects not to terminate the Lease, the Tenant shall have the right with Landlord's written consent, which will not be unreasonably withheld to sublet all or any portion of the Demised Premises to any unrelated subtenant who has a net worth in excess of two million ($2,000,000.00) dollars. If Tenant so assigns or sublets at a rate of rent and any other charges in excess of the rate of rent and other charges being paid by Tenant to Landlord for the spaced involved, after deducting Tenant's subletting costs, including the unamortized costs of leasehold improvements excluding computer floor and generator, brokerage commissions and reasonable attorney's fees, the Tenant shall pay Landlord 60% of such excess. Any such assignment or sublet shall be only for the use permitted on this Lease. The Tenant shall remain liable on this Lease in the event of such assignment or sublet. Tenant shall be responsible for Landlord's reasonable attorney's fees involved in said assignment or sublet.

      If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, as a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In the event that the Tenant is a corporation, a transfer of the controlling stock interest of the Tenant shall not constitute an assignment of lease requiring the written consent of the Landlord. In the event that the Landlord grants such consent in writing to any such assignment, or underletting, Tenant shall provide Landlord, with an executed counterpart of the instrument of assignment or sublease which shall contain provisions regarding the obligations of such assignee or sublessee satisfactory to Landlord.

      Notwithstanding the above, Tenant may sublease or assign all portions of the demised premises to a wholly-owned affiliate or subsidiary or in connection with a merger, acquisition, sale or consolidation without the consent of Landlord and Landlord shall not, under those circumstances have the right to recapture the demised premises. Tenant shall however, be required to notify Landlord within ten (10) days of such event and provide Landlord with a copy of such sublease or assignment and Tenant shall continue to remain fully liable under the terms of this Lease.

      Notwithstanding anything to the contrary to this Lease, Tenant may assign or sublet this Lease without Landlord's consent or right to recapture to Digital Restaurant Solutions, LLC, Priceline WebHouse Club, Inc., Walker Digital Corporation, Perfect YardSale, Inc., and Synapse Group, Inc. In addition, Tenant may permit any corporation or other business entities which, directly or indirectly control, are controlled by, or are under common control with Tenant or any of the above enumerated entities (herein referred to as a "Related Entity") to sublet all or part of the Premises for any of the purposes permitted to Tenant, or receive an assignment of this Lease provided that (i) Tenant shall not be in default in the performance of any of its material obligations under this Lease beyond the expiration of applicable notice and cure periods and (ii) ten
(10) days prior to such subletting or assignment, Tenant furnishes Landlord with the name of any such Related Entity, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such subtenant/assignee is a Related Entity of Tenant. For the purposes hereof, "control" shall be deemed to mean direct or indirect ownership of not less than a majority of all of the voting stock of such corporation or a majority of the legal and equitable interest in any other business entities, or the power to direct the operation or management of such corporation or entity, by contract or otherwise. Notwithstanding any assignment or sublet, Tenant shall remain fully liable for all of the terms and conditions contained herein.

11. LANDLORD'S RIGHTS OF ENTRY: To comply with Landlord's obligations hereunder, after prior notice of not less than 24 hours, Landlord or Landlord's agents shall have the right to enter the demised premises under Tenant's escort at all reasonable times to examine the same, and to show them to prospective purchasers or lessees of the buildings, and to make such structural repairs or replacements as Landlord may deem necessary to comply with its obligations under the terms of this Lease and Landlord shall be allowed to take all material into and upon said premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and, except as otherwise provided herein, the rent reserved shall in no wise abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise, provided that (i) Landlord exercises all reasonable efforts to minimize inconvenience to Tenant in connection therewith and (ii) no action taken by Landlord under this provision shall impede access to, reduce the size or otherwise diminish the utility of the Premises in any material respect, including any services provided thereto. Except to comply with Landlord's obligations in this Lease, nothing herein contained shall imply or impose any duty on the Landlord to perform such work. During the one year prior to the expiration of the terms of this lease, or any renewal term, Landlord may place upon said premises the usual notices "To Let" or "For Sale". If, during the last month of term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord, with Tenant's written consent, may immediately enter and alter, renovate and redecorate the demised premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this lease. If Tenant shall not be personally present to open and permit an entry into said premises, when for any reason an entry therein shall be necessary in case of an emergency, Landlord or Landlord's agents may enter the same by a master key, or in case of emergency, may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this lease except for Landlord's gross negligence. Except as otherwise provided in the Lease, nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, parking areas or other public parts of the premises and to change the name, number or designation by which the building is commonly known.

12. DEFAULT: If the demised premises become vacant or deserted for thirty
(30) days or more and Tenant is not monitoring the Building on a daily basis, or if Tenant fails to pay any of the rents due hereunder, or if Tenant sells, assigns, or mortgages this lease without the Landlord's consent, except as otherwise permitted herein, or if the Tenant shall file a petition in bankruptcy or be adjudicated bankrupt, which petition is not withdrawn or dismissed within 90 days, or make an assignment for the benefit of credits, or file any petition for any composition or plan for reorganization, or take advantage of any insolvency act, or fail to pay and discharge all taxes and assessments which shall during the terms of this lease be charged, laid, levied, assessed or imposed upon or become a lien upon the personal property of the Tenant used in the operation of the demised premises, or in connection with the Tenant's business conducted on said premises, or if the Tenant defaults in fulfilling any other material covenant of this lease, the Landlord may, at its sole option, without notice, terminate this lease, reenter the demised premises, after a notice to quit and completion of a summary process action, dispossess the Tenant or its legal representative or any occupant of the demised premises and remove their effects, or to institute legal proceedings to that end and the Landlord shall have all remedies herein set forth.

      In the event of a monetary default, Tenant shall have a fifteen (15) day grace period after written demand by Landlord to cure such default. Tenant shall only be entitled to two (2) written notices to cure a monetary default per calendar year. In the event of a non-monetary default, Tenant shall have a thirty (30) day grace period after written demand from Landlord to cure such default. In the event of a non-monetary default which cannot be cured within said thirty (30) day period, Tenant shall not be deemed in default if it shall have commenced the cure thereof within such thirty (30) day period and thereafter proceeds diligently to complete the cure thereof.

13. REMEDIES FOR DEFAULT: In case of any such default, after the expiration of any applicable notice and cure period, reentry, expiration and/or dispossess by summary proceedings or otherwise, (a) the total of all rents due under this lease shall immediately thereupon become due and payable without credits or offsets and damages shall be payable as provided below in this paragraph; (b) Landlord shall use all reasonable efforts to re-let the premises or any part or parts thereof, either in the name of Landlord or otherwise for a term which may at Landlord's reasonable judgment be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant reasonable concessions or free rent. The failure or refusal of Landlord to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such damages there shall be added to the above sums and deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorney's fees, brokerage and for keeping the demises premises in good order and for preparing the same for re-letting. Landlord may make such alterations, repairs, replacements and/or decorations in the demised premises as Landlord in Landlord's sole judgment considers advisable or desirable for the purpose of re-letting the demises premises which shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Except for Landlord's gross negligence, Landlord shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting. In the event of a material breach by Tenant of any of the material covenants or provisions hereof, after the expiration of any applicable notice and cure period, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law to sue for rent or other charges due either on a monthly basis or otherwise, or in equity; (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between (i) the Annual Rent and Additional Rent payable hereunder for the period which would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and (ii) the net amount, if any, of rent ("Net Rent") collected under any reletting effected pursuant to the provisions of paragraph 13(b) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease or Landlord's re-entry upon the Premises and in connection with such reletting as set forth in (b) above. In addition, the Landlord shall be entitled to interest at the rate of eleven (11%) percent per annum on the total amounts due under this Section from the date payment was due until the date of payment; (d) Only if Landlord shall not have collected any monthly deficiencies as aforesaid, Landlord shall at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Annual Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination of re-entry) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to the then due date at the rate of five (5%) percent per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting; (e) In no event (i) shall Tenant be entitled to receive any excess of such Net Rent over the sums payable by Tenant to Landlord hereunder, or (ii) shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

14. INDEMNIFICATION: If Tenant shall be in default in the observance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease which shall not have been cured within the grace period provided in this Lease, Landlord may immediately or at any time thereafter and with notice perform the same for the account of Tenant, including the prosecution or defense of any action or proceeding, all at Tenant's expense. In the event that the Tenant is in arrears in payment of any sums due under this lease, the Tenant waives the Tenant's right, if any, to designate the items against which any payments made by the Tenant are to be credited, and the Landlord may apply any payments made by the Tenant to any items the Landlord sees fit, irrespective of and notwithstanding any designation or request by the Tenant as to the items against which any such payment shall be credited.

      In no event shall any advisor, beneficiary, director, officer, shareholder or employee (collectively, the "Tenant's Parties"), be liable for the performance of Tenant's obligations under this Lease. Landlord shall look solely to Tenant to enforce Tenant's obligations hereunder and shall not seek any damages against any of the Tenant's parties.

      Landlord shall indemnify and hold harmless Tenant and its respective partners, directors, officers, agents and employees from and against any and all claims, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, attorney's fees and expenses, arising from or in connection with:

            (i) any material breach or default by Landlord in the full and prompt payment and performance of Landlord's obligations under this Lease; and

            (ii) any wrongful act or omission or the gross negligence of Landlord or any of its partners, directors, officers, agents, or employees occurring on the Real Property.

15. REPRESENTATIONS: Landlord or Landlord's agents have made no representations or promises with respect to the said building or demised premises except as herein expressly set forth in this Lease or to induce the Tenant to rent the said premises or to enter into this lease. Except as otherwise provided in this Lease, nothing herein contained shall be construed as warranting that said premises are in good condition or fit or suitable for the use and purposes for which they are hereby let, and the Tenant herewith agrees that it has examined the premises and is fully satisfied with the physical condition thereof and will make all alterations and repairs necessary for its use of the premises. Except as otherwise provided herein, the taking possession of the demised premises by Tenant shall be conclusive evidence as against Tenant that it accepts same "as is" and that said premises and the building of which the same forms a part were in good and satisfactory condition at the time such possession was so taken.

      Notwithstanding anything to the contrary contained in the Lease, Landlord hereby represents and warrants to Tenant as follows:

            A.    Landlord is the sole fee simple owner of the Real
Property;

            B. The Building is not subjected to control or tax by any improvement, utility, beautification or similar private district or association;

            C. There is currently no lease or mortgage superior in right to this Lease.

            D. The Building can be used for general office use and is approximately 47,211 square feet.

16. CONDITION ON TERMINATION: Prior to the expiration of the term of this lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all of its personal property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease. If Landlord elects to treat Tenant as a hold-over from month to month, any concession of rent or agreement in respect of decorations or the like in the initial term shall not apply to such hold-over term or terms. If Tenant fails to remove all personal property from the premises, either upon the termination of its possession of the premises or upon the termination of this lease, the Landlord, at its option, may remove the same in any manner that the Landlord may choose after notice and ten (10) days opportunity to cure and may elect to store or otherwise dispose of the said effects without liability to the Tenant for loss thereof, at Tenant's expense; or, the Landlord, at its option, without notice, may sell such effects, or any of the same, at private sale and without legal process, for such prices as Landlord may obtain, and apply the proceeds of such sale against any amounts due under this lease from the Tenant to the Landlord and against the expense incident to the removal and sale of such effects, rendering the surplus, if any, to the Tenant.

17. HOLDING OVER: In the event that the Tenant shall remain in the demised premises after the expiration of the term of this lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease. Any holding over after the expiration of the term of this Lease or any renewal term shall be construed to be a tenancy at will at 150% the fixed and any additional or percentage rents herein specified for the last month of the term or any renewal term and shall otherwise be on the terms herein specified so far as applicable.

18. PEACEFUL POSSESSION: Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the material, terms, covenants and conditions, on Tenant's part to be observed and performed within any applicable notice and cure period, Tenant may peaceably and quietly enjoy the premises hereby demised subject, nevertheless, to the terms and conditions of this lease.

19. DELAY OF POSSESSION: If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, conditions and provisions of this lease, except as to the covenant to pay rent, which shall be as set forth herein for the month of April, at the rate of $47,211.00 for the month.

20. OBLIGATION TO PAY RENT: Except as otherwise provided herein, this lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused and Landlord shall have no responsibility or liability because Landlord does not fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making repairs, additions, alterations, or decorations or does not supply or is delayed in supplying any equipment or fixtures if Landlord does so because of strike or labor troubles or any outside cause whatsoever including, but not limited to accidents, repairs, government preemption or by reason of any law, rule, recommendation, request, order or regulation of any department or subdivision thereof of any government authority, agency or subdivision, or by reason of the conditions of supply and demand which have been or are affected by any emergency, shortage or crisis, or in the event of any business interruption due to measures taken by the federal, state, county or municipal authorities, including, but not being limited to, highway or street repair, changes or restrictions in the flow of traffic or in parking provisions, and condemnation or razing of adjacent buildings or because of the breakdown of any equipment or any other cause beyond the Landlord's control.

21. UTILITIES AND REPAIRS: After notice to Tenant and with Tenant's reasonable consent, Landlord reserves the right to temporarily stop the heating, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for prompt repairs, alterations, replacements or improvements until same have been completed, in order to comply with its Lease obligations hereunder.

22. SECURITY: Tenant has deposited with Landlord an irrevocable letter of credit drawn on a bank in Fairfield County, Connecticut in the sum of $173,107.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. Said letter of credit shall be automatically renewed during the term of this lease and any renewal periods. Tenant shall provide Landlord with renewal at least thirty (30) days prior to the expiration of the term of the letter of credit. If Tenant fails to do so, Landlord at its option can draw down the letter of credit and hold cash as security in accordance with the terms of this paragraph 22. It is agreed that in the event Tenant defaults in respect of any of the material, terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, beyond any applicable notice and cure period Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum the Landlord is entitled to hereunder. In the event that Tenant shall have fully and faithfully complied with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant within thirty (30) days after the date fixed as the end of the Lease and after delivery of the entire possession of the demised premises to Landlord, in accordance with the terms hereof. In the event of a sale of the Real Property and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and upon such transferee's acceptance of the security and notice thereof to Tenant, Landlord shall thereupon be released by Tenant from all liability for the return of such security. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

23. NON RECOURSE AS TO LANDLORD: Anything contained in this Lease to the contrary notwithstanding, Tenant shall look solely to the estate and property of Landlord in the Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, subject, however, to the prior rights of the holder or holders of any mortgage or mortgages covering the Premises, and no other assets of Landlord or any partner, member, trustee, fiduciary, shareholder or joint venturer comprising Landlord or related to Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims. In the event Landlord conveys or transfers its interest in the Premises or in this Lease, except as collateral security for a loan, upon such conveyance or transfer, Landlord (and in the case of any subsequent conveyances or transfers, the then grantor or transferor) shall be entirely released and relieved from all liability with respect to the performance of any terms, covenants and conditions on the part of Landlord to be performed hereunder from and after the date of such conveyance or transfer, provided that any amounts then due and payable to Tenant by Landlord (or by the then grantor or transferor) or any other obligations then to be performed by Landlord (or by the then grantor or transferor) for Tenant under any provisions of this Lease, shall either be paid or performed by Landlord (or by the then grantor or transferor) or such payment or performance assumed by the grantee or transferee; it being intended hereby that the covenants and obligations on the part of Landlord to be performed hereunder shall be binding on Landlord, its successors and assigns only during and in respect of their respective periods of ownership of an interest in the Premises or in this Lease.

24. SIGNS AND ADVERTISEMENTS: The Tenant may place any signs, advertisement, illumination, monument or projection of any kind whatsoever in or about the windows, or any part of the said Building or Real Property of such size, design and color as shall be in compliance with all applicable laws. The Tenant agrees to seek all necessary approvals and pay all permit and license fees which may be required for the erection and maintenance of any and all such signs.

25. CHANGES AND WAIVER: This lease or any covenant, agreement or conditions contained herein cannot be terminated, altered, waived or modified in any way on behalf of the Landlord or Tenant except by an instrument in writing. Receipt of rent shall not be deemed or construed to be a waiver of any other rent or charges due or of the rights of the Landlord under a breach of any covenants or conditions herein contained, nor shall any waiver be claimed as to any provisions of this lease unless the same be in writing. Acceptance of the keys shall not be tantamount to or evidence of a surrender. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.

26. UTILITY BILLS: The Tenant will pay all charges for fuel, electricity, water, heat, air conditioning, ventilation, garbage and refuse removal unless publicly removed at no cost and other utilities, unless otherwise expressly set forth. The Tenant will pay all charges for electricity as billed by utility companies directly to Tenant based on actual usage from Tenant's electric meter. Payment of all utilities shall be considered additional rent.

27. ADDITIONAL RENT:
      A. Except as otherwise expressly provided for herein, the rent hereinbefore specified shall be net, net, net to the Landlord. Throughout the entire term and any extensions or renewal thereof, Tenant shall be responsible for and shall pay as additional rent, its proportionate share which is agreed to be one hundred (100%) percent of all costs, expenses and obligations of every kind except as otherwise provided in this Lease relating to the demised premises including but not limited to all operating costs, expenses, and obligations of every kind relating to the operating and maintenance of the building, all utilities, building supplies, janitorial services, maintenance and repairs, reasonable fire, hazard, liability and other insurance(s), all of which except for this lease would have been chargeable against the premises and payable by the Landlord, real estate taxes, personal property taxes, assessments, water charges and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatever, (all of which real estate taxes, personal property taxes, assessments, water charges, and other governmental levies and charges are hereinafter sometimes referred to as "Imposition"), which are assessed, levied, confirmed, imposed or become a lien upon the demised premises or any part thereof, or the personal property of the Tenant or become payable with respect thereto, it being the intention of the parties hereto that the rents reserved herein shall be received and enjoyed by Landlord as a net sum. If, by law, an Imposition is payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance or such imposition), Tenant may pay the same (and any accrued interest on the unpaid balance of such imposition) in installments as the same respectively become due, provided, however, that such Imposition and interest thereon shall be fully paid by Tenant no later than one (1) month prior to the expiration of the term.

          The definition of "Imposition" shall exclude any and all income, estate, inheritance, death, succession, franchise, partnership, corporate or capital stock taxes of Landlord.

      B. If any Impositions are required by Landlord's mortgagee to be escrowed in advance with said mortgagee, payments for said Impositions shall be made to the Landlord in the manner provided for the payment of rental, otherwise Tenant shall pay said impositions directly and provide Landlord with true and accurate copies and receipt of all such payments upon request.

      C. With respect to the Impositions billed directly to Tenant, Tenant agrees to furnish to Landlord a true copy of each official receipt of the appropriate taxing authority or other proof satisfactory to Landlord, evidencing the payment thereof, upon request. If any Impositions which are the responsibility of the Tenant are assessed or billed to the Landlord, the Landlord shall immediately deliver any such bill or statement therefor to the Tenant and the Tenant shall pay same when due and payable or if paid by Landlord, within fifteen (15) days thereof.

      D. The Landlord shall take such steps as are necessary in order to authorize the Tenant to make all payments to be made by the Tenant pursuant to any provision of this Lease to persons or entities other than the Landlord, so that all such persons or entities shall accept such payments from the Tenant. Tenant shall have the right to take an appeal of any tax assessment on the Real Property or Building, if Landlord fails to do so.

      E. Tenant shall pay all expenses, disbursements, outlays, advances, costs and attorneys fees which the Landlord may incur in effecting or enforcing any of the terms of this Lease or the Tenants obligations hereunder. Any such expenses, disbursements, outlays, advances, costs and attorney's fees, together with interest at the rate of ten (10%) percent per annum, shall be paid by Tenant to Landlord within fifteen (15) days of the rendition of any bill or statement to Tenant therefor.

28. PARKING AREAS: The Tenant shall have the exclusive use of all of the parking areas at the Real Property. The Landlord shall pay for all capital improvements to the parking areas such as repaving, however, Tenant shall be responsible for repaving if parking area is damaged as a result of Tenant's use (i.e., caused by snow plows or trucks). The Tenant shall pay all costs for the care, operations, maintenance and repair of the parking areas including, but not limited to, snow plowing, sanding, police and/or security protection.

29. USE OF COMMON AREAS: Tenant's use of common areas, if any, shall comply with all applicable laws, and the rules and regulations of all governmental authorities having jurisdiction thereof. Tenant shall further pay the cost of the care, maintenance and cleaning of such common areas. Tenant shall maintain all landscaping, including plantings, shrubs, flower beds and grounds located in both the interior and exterior of the Building and common areas.

30. SIDEWALK: The Tenant, at its sole cost and expense, shall keep and maintain the sidewalk adjacent to the leased premises clear of obstructions, ice and snow and shall use reasonable efforts to keep the said sidewalk free of dirt, debris and other unsightly materials.

31. GARBAGE: Tenant shall pay the cost of removal of any of Tenant's refuse and rubbish.

32. WAIVER OF JURY TRIAL: Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect to any matter whatsoever arising out of or in any way connected with this Lease or the relationship of Landlord and Tenant hereunder, the Tenants use or occupancy of the Demised Premises and/or any claim of injury or damage.
33. RECORDING: Tenant shall not record this lease without the written consent of Landlord. However, upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called "short form" notice of this lease for the purposes of recordation. Said memorandum or notice of this lease shall describe the parties, the leased premises and the term of this lease and shall incorporate this lease by reference.

34. CONSENT TO JURISDICTION: This agreement shall be deemed to have been made in the State of Connecticut, and shall be interpreted, and the rights and liabilities of the parties here determined, in accordance with the laws of that State and as part of the consideration for the Landlord's executing this lease. Tenant hereby agrees that all actions or proceedings arising directly or indirectly from this lease shall be litigated only in the Courts of the State of Connecticut and Tenant hereby consents to the jurisdiction of any court located within that State.

35. WORD USAGE: As used in this indenture of lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include "corporation, firm or association".

36. CHANGES TO BE IN WRITING: No changes or other modification of this lease shall be binding upon a party to this lease unless in writing and signed by a duly authorized officer or agent of the party to be charged therewith.

37. INVALIDITY OF PARTICULAR PROVISIONS: If any term or provision of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

38. PROVISIONS BINDING, ETC.: Except as herein otherwise expressly provided, the terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns, respectively, of Landlord and Tenant.

39. NOTICES: All notices and demands, legal or otherwise, incidental to this lease, or the occupation of the demised premises, shall be in writing. Any notice or demand shall be sufficient if sent by registered or certified mail, addressed to the Tenant at the demised premises, and to the address listed below, or to the Landlord at the place for payment of rent.

If Notice to Tenant:  Priceline.com, Incorporated
                      800 Connecticut Avenue
                      Norwalk, CT
                      ATTN: General Counsel

            copy to:  Frank L. Baker, Esq.
                      Robinson & Cole, LLP
                      P.O. Box 10305
                      Stamford, CT 06904-2305

If Notice to Landlord,
copy to:  Jamie K. Gerard, Esq.              Tom Adams, Esq.
          Nevas, Nevas & Capasse             Gregory & Adams
          246 Post Road East                 190 Old Ridgefield Road
          P.O. Box 791                       Wilton, CT  06897
          Westport, CT  06881-0791

40. LATE PAYMENT: If Tenant fails to pay when due any rent, additional rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the rate of ten (10%) percent. Tenant acknowledges that the late payment of any monthly installment of rent, additional rent will cause the Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it was due, Tenant shall pay Landlord a late charge equal to five (5%) percent of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

RIDERS: Attached hereto and fully made a part hereof are the following Riders: RIDER

Dated and sealed the day and year first above written.


WITNESSES:
---------



                                                            (L.S.)
-------------------------------  ---------------------------
                                     Richard A. Banks

-------------------------------


                                                              (L.S.)
-------------------------------  -----------------------------

                                     Ruth Banks, Trustee u/w
                                     of Robert O. Banks
-------------------------------

                                     FIRST UNION TRUSTEE U/W
                                     OF ROBERT O. BANKS

-------------------------------
                                     By:                           (L.S.)
                                        ---------------------------
                                     Its
-------------------------------


-------------------------------
                                                                   (L.S.)
                                        ---------------------------
                                          Kimberly Banks Fawcett

-------------------------------

                                          RAU FAMILY LIMITED PARTNERSHIP

-------------------------------
                                        By:                           (L.S.)
                                           ---------------------------
                                               Karen Steinhaus
                                               General Partner
--------------------------------


                                        PRICELINE.COM, INCORPORATED


-------------------------------
                                        By:                           (L.S.)
                                           ---------------------------
                                             Marlene Beeler
                                             Its Senior Vice President
                                             of Operations
                                             Tenant
-------------------------------



                                   RIDER

I. The Lease is amended by the addition of the following provisions:

      41.  BROKER.

            Tenant and Landlord warrant and represent that each party has not had or dealt with any broker, Realtor or agent, in connection with the negotiation of this Lease, except CB Richard Ellis, Stamford, Connecticut, and each party agrees to indemnify (including costs of suit and reasonable attorney's fees) the other party for any compensation, commission or charges claimed by any Realtor, broker or agent except CB Richard Ellis, Stamford, Connecticut, with respect to this Lease, renewal options and the negotiation thereof.

      42.   RENT SCHEDULE.

            COMMENCING                ANNUAL RENT         MONTHLY RENT

            May 1, 2000
            - April 30, 2002          $1,038,642.00       $ 86,553.50


      1. For the purpose of this Lease, the term "Rental Year" shall mean each consecutive lease year commencing on May 1, 2000. Tenant agrees to pay to Landlord as fixed annual rent (the "Base Rent") for the Demised Premises the amount of One Million Thirty Eight Thousand Six Hundred Forty Two ($1,039,642.00) Dollars, subject to increase as set forth below.

            (a) With respect to the Third Rental year, Tenant shall pay to Landlord as Base Rent an amount equal to the product obtained by multiplying the Base Rent hereunder for the Second Rental Year by a fraction, the numerator of which is the CPI-U for November 1, 2000, and the denominator of which the CPI-U for the calendar month which is March 1, 2002.

            (b) With respect to each Rental Year following the Third Rental Year of the term of this Lease, Tenant shall pay to Landlord as Base Rent during each such Rental Year an amount equal to the product obtained by multiplying the Base Rent hereunder for the immediately preceding Rental Year by a fraction, the numerator of which is the CPI-U for the calendar month which is three calendar months prior to the first calendar month of the Third Rental Year and each subsequent rental year, as the case may be, and the denominator of which is the CPI-U for the calendar month which is three calendar months prior to the first calendar month of the immediately preceding Rental Year. As an example, if the Base Rent for the Rental Year beginning May 1, 2002 was $1,000.00; the CPI-U for March 1, 2002 was 100; and the CPI-U for March 2003 was 105, then the Base rent for the Rental Year beginning May 1, 2003 would be 105/100 x $1,000.00 = $1,050.00.

            (c) The CPI-U is the "Consumer Price Index - Seasonally Adjusted U.S. City Average For All Items For All Urban Consumers (1982-84 =
100)" published monthly in the "Monthly Labor Review" by the Bureau of Labor Statistics of the U.S. Department of Labor.

            (d) If the CPI-U is discontinued, the "Consumer Price Index - Seasonally Adjusted U.S. City Average For All Items for Urban Wage Earners and Clerical Workers (1982-84=100)," published monthly in the "Monthly Labor Review" by the Bureau of Labor Statistics of the United States Department of Labor ("CPI-W"), shall be used for making the computations in subsection (a) above. If the CPI-W is discontinued, comparable statistics on the purchasing power of the consumer dollar published by the Bureau of Labor Statistics of the United States Department of Labor shall be used for making the above computations. If the Bureau of Labor Statistics shall no longer maintain statistics on the purchasing power of the consumer dollar, comparable statistics published by a financial periodical of recognized authority selected by Landlord shall be used for making the above computations. If the applicable statistics are no longer published on a monthly basis, appropriate adjustments shall be made in performing the above computation in order to carry out the intent of the parties hereunder. If the base year "(1982-84=100)" or other base year used in computing the CPI-U or CPI-W, as the case may be, is changed, the figures used in making the adjustment in subsection (1) shall be changed accordingly, so that all increases in the CPI-U or CPI-W, as the case may be, are taken into account notwithstanding any such change in the base year.

            (e) Once Landlord has determined the Base Rent payable by Tenant with respect to the third and each subsequent Rental Year, as the case may be, Landlord shall notify Tenant in writing of the same ("Revised Rent Notice"), which notice (notwithstanding anything to the contrary in this Lease) may be by means of ordinary first-class mail. The Revised Rent Notice shall contain reasonable details as to the method of calculating the Base Rent set forth therein. Until Tenant's receipt of the Revised Rent Notice with respect to a particular Rental year, Tenant shall continue to pay Base Rent at the rate in effect prior to the receipt of the respective Revised Rent Notice. As of the first day of the calendar month following the month in which Tenant receives a particular Revised Rent Notice, Tenant shall commence the payment of monthly installments of Base Rent at the rate set forth in such notice. The first such installment shall include an additional amount equal to the difference between the Base Rent theretofore paid by Tenant for the respective Rental year, and the revised Base Rent for such year as set forth in the Revised Rent Notice for such year.

            (f) In no event shall the Base Rent for any Rental Year be less than the Base Rent for the previous Rental year.

            (g) The maximum increase in the Base Rent in any year from the prior year shall be four (4%) percent per annum, except for the increase in the Third Rental Year, which shall not be greater than six (6%) percent per annum from the prior year.

      43.   RIGHT TO TERMINATE.

            Notwithstanding a lease term of ten (10) years, provided Tenant is not in default of the terms of the Lease beyond any applicable cure period, Tenant shall have a unilateral right to terminate this lease at the beginning of the 4th and 7th years therein. In order to exercise its right to terminate, Tenant must provide Landlord with at least one year's written notice of its intent to terminate this lease. Time shall be of the essence with respect to the right to terminate. Together with the written notice, tenant shall provide Landlord with a non-refundable termination fee equivalent to five (5) months of the then current base rent. In addition, Tenant shall reimburse Landlord for any unamortized portion of Landlord's attorney's fees for the preparation and negotiation of this Lease as well as Landlord's reasonable legal expenses involved in the termination of the Lease. Landlord shall provide Tenant with a detailed statement of same, within forty-five (45) days of incurring such costs.

      44.   RIGHT OF FIRST REFUSAL.

            In the event the Landlord decides to sell the Demised Premises to a third party who is not a current owner during the term of this Lease or any renewals or extensions thereof and provided the Tenant is not in default under any of the terms or conditions of this Lease, beyond any applicable notice and cure period, Landlord shall first give written notice to the Tenant of any bona fide offer setting forth each of the material terms and conditions of the offer ("Offer"), together with a copy thereof, in writing, and the Tenant shall have the right of first refusal to purchase the premises on the same conditions contained in any Offer. If the Tenant desires to exercise this right of first refusal, it must do so within fifteen (15) days from receipt of the copy of the Offer from the Landlord. Time shall be of the essence with respect to the exercise of this right. This right is personal to Tenant only. The Tenant shall exercise the right of first refusal by notifying the Landlord, in writing, by registered mail, return receipt requested, with payment of one (1%) percent of the purchase price which shall not be refundable, and the remaining nine (9%) percent to be paid upon execution of the contract within 5 business days and the balance of the purchase price to be paid upon the same terms and conditions and within the same time as provided for in the Offer. This right of first refusal shall terminate upon the termination of this Lease and any renewals thereof. If Landlord fails to close on said Offer within one year of Landlord's original written notice, any new offer shall be subject to the terms of this paragraph.

      45.   OPTION TO RENEW.

            Provided that the Tenant is then in possession of the premises and not in default under any of the terms of its Lease, the Landlord grants to the Tenant two (2) five year options to renew this Lease, upon all of the same terms and conditions except as to base rental, the first option commencing on the first day of May 2010 and terminating on the 30th day of April, 2015 and the second option commencing on the first day of May 2015 and terminating on the 30th day of April 2020. The base rental for the first year of the First Renewal Term shall be the greater of: (a) 95% of the fair market rental value of the Premises as of May 1, 2009 for comparable buildings in the area in which the Building is located, leased on terms comparable to this lease as of May 1, 2009 or (b) the base rental in effect on the last month of the original Lease Term. Such fair market rental value shall be determined by written agreement between Landlord and Tenant.

      If Landlord and Tenant are unable to agree within 30 days after Tenant's exercise of the option, Landlord and Tenant shall each appoint a certified commercial real estate appraiser with a minimum of ten (10) years experience. The two appraisers shall jointly agree on the fair market rental value for the Premises within 30 days. If they are unable to agree, they shall jointly select a third appraiser who meets the qualifications described above. A decision of a majority of the appraisers shall be binding on the parties. Each party shall bear the cost of its own appraiser and they shall share the cost of the third appraiser, if necessary.

      The base rental for the first year of the second option term shall be 100% of the fair market rental value of the Premises as of May 1, 2014 but in no event less than the base rental paid for the last year of the first option term and shall be determined in the same manner as set forth herein above.

      The base rental for the 12th through 15th years and 17th through 20th years shall be determined by cost of living increases as set forth in paragraph 46, Rental Schedule Renewal Term.

            Said right shall be exercised if at all by the Tenant delivering to the Landlord in writing its exercise of said right on or before May 1, 2009 and May 1, 2014, for the first and second renewal terms, respectively. Failure to exercise the right in writing in the above manner prior to May 1, 2009, and May 1, 2014 shall cause the right to terminate without further act by either party. The parties covenant and agree that time shall be of the essence in the exercise of this right.

      46.   RENTAL SCHEDULE RENEWAL TERM.

      1. For the purpose of the First and Second Renewal Terms of this Lease, the term "Rental Year" shall mean each consecutive lease year commencing on May 1, 2010 and 2015, respectively.

            (a) With respect to each Rental Year following the initial Rental Year of the First and Second Renewal Terms of this Lease, Tenant shall pay to Landlord as Base Rent during each such Rental Year an amount equal to the product obtained by multiplying the Base Rent hereunder for the immediately preceding Rental Year by a fraction, the numerator of which is the CPI-U for the calendar month which is three calendar months prior to the first calendar month of the Second Rental Year of the renewal term and each subsequent rental year, as the case may be, and the denominator of which is the CPI-U for the calendar month which is three calendar months prior to the first calendar month of the immediately preceding Rental Year of the renewal term. As an example, if the Base Rent for the Rental Year beginning May 1, 2010 was $1,000.00; the CPI-U for March 1, 2010 was 100; and the CPI-U for March 2011 was 105, then the Base rent for the Rental Year beginning May 1, 2011 would be 105/100 x $1,000.00 = $1,050.00.

            (b) The CPI-U is the "Consumer Price Index - Seasonally Adjusted U.S. City Average For All Items For All Urban Consumers (1982-84 =
100)" published monthly in the "Monthly Labor Review" by the Bureau of Labor Statistics of the U.S. Department of Labor.

            (c) If the CPI-U is discontinued, the "Consumer Price Index - Seasonally Adjusted U.S. City Average For All Items for Urban Wage Earners and Clerical Workers (1982-84=100)," published monthly in the "Monthly Labor Review" by the Bureau of Labor Statistics of the United States Department of Labor ("CPI-W"), shall be used for making the computations in subsection (a) above. If the CPI-W is discontinued, comparable statistics on the purchasing power of the consumer dollar published by the Bureau of Labor Statistics of the United States Department of Labor shall be used for making the above computations. If the Bureau of Labor Statistics shall no longer maintain statistics on the purchasing power of the consumer dollar, comparable statistics published by a financial periodical of recognized authority selected by Landlord shall be used for making the above computations. If the applicable statistics are no longer published on a monthly basis, appropriate adjustments shall be made in performing the above computation in order to carry out the intent of the parties hereunder. If the base year "(1982-84=100)" or other base year used in computing the CPI-U or CPI-W, as the case may be, is changed, the figures used in making the adjustment in subsection (1) shall be changed accordingly, so that all increases in the CPI-U or CPI-W, as the case may be, are taken into account notwithstanding any such change in the base year.

            (d) Once Landlord has determined the Base Rent payable by Tenant with respect to the second and each subsequent Rental Year, during the First and Second renewal terms, respectively as the case may be, Landlord shall notify Tenant in writing of the same ("Revised Rent Notice"), which notice (notwithstanding anything to the contrary in this Lease) may be by means of ordinary first-class mail. The Revised Rent Notice shall contain reasonable details as to the method of calculating the Base Rent set forth therein. Until Tenant's receipt of the Revised Rent Notice with respect to a particular Rental year, Tenant shall continue to pay Base Rent at the rate in effect prior to the receipt of the respective Revised Rent Notice. As of the first day of the calendar month following the month in which Tenant receives a particular Revised Rent Notice, Tenant shall commence the payment of monthly installments of Base Rent at the rate set forth in such notice. The first such installment shall include an additional amount equal to the difference between the Base Rent theretofore paid by Tenant for the respective Rental year, and the revised Base Rent for such year as set forth in the Revised Rent Notice for such year.

            (e) In no event shall the Base Rent for any Rental Year be less than the Base Rent for the previous Rental year.

            (f) The maximum increase in the Base Rent in any year from the prior year shall be four (4%) percent per annum.


      47.   RECYCLING.

            Tenant is responsible for separation and recycling of all recyclable materials generated by Tenant. No recyclable materials may be placed in the buildings' common refuse container. If Landlord provides receptacles for recyclable materials Tenant shall use those receptacles and follow all instructions pertaining thereto. Tenant shall pay for all costs for recycling . Payment for recycling shall be considered additional rent.

      48.   ENVIRONMENTAL MATTERS.

            Tenant shall not cause Hazardous Materials to be stored, used or spilled, or otherwise deposited on the Real Property, except in material compliance with all environmental laws. Tenant shall be solely responsible for the remediation of any release of Hazardous Materials to the satisfaction of the proper authorities. Tenant shall indemnify and hold Landlord harmless from any and all claims made by third parties arising from any release of Hazardous Materials by Tenant.

            In the event, at the termination of the within Lease (or prior thereto), the Landlord causes a professional engineering company to test the land for spillage of Hazardous Materials and the same is found to be caused by the Tenant, then in that event on immediate written notice from the Landlord to the Tenant, the Tenant is to rid the property of all Hazardous Materials deposited by it. In the event the Tenant fails to commence clean up of said Hazardous Materials within ten (10) days of Notice, then, in that event, the Landlord may commence to rid the property of said Hazardous Materials, with the understanding, however, that the Tenant will be liable for the cost thereof. The costs of said engineering tests to determine whether or not spillage has been made shall be the Landlord's unless spillage is found, in which case it shall be added to the cost of clean up.

      49.   ASSIGNMENT BY LANDLORD.

            Landlord reserves the right to convey title to the Real Property known as 141 Danbury Road, Wilton, Connecticut, to a limited liability company formed and controlled by the Landlord known as Banks-Rau Realty, LLC and to assign this Lease to said limited liability company, at no cost to Tenant.

      50.   COMPLIANCE WITH ENVIRONMENTAL LAWS.

            A. Landlord shall, at Landlord's expense keep and maintain the Real Property, in compliance with all Environmental Laws (as hereinbelow defined). Landlord represents and warrants to Tenant that no Environmental Permits (as hereinafter defined) are necessary to operate and/or own the Real Property as an office building.

            B. Landlord represents to the best of its knowledge that there are no environmental conditions on the Real Property that require remediation or notification to governmental authorities.

            C. Landlord hereby indemnifies and holds harmless Tenant from any and all claims, liabilities, losses, damages or costs (including, without limitation, reasonable attorney's fees) arising out of or related to any and all Environmental Conditions (as hereinafter defined) or Environmental Compliance Liability (as hereinafter defined), except those resulting from Tenant's acts or omissions.

            D. For purposes of this Lease, these following terms shall have the respective meanings:

                  (i) "Environmental Conditions" shall mean all circumstances with respect to soil, surface waters, groundwater, ponds, stream sediment, air, building materials, and similar environmental media, both on-site and off-site of the Real Property that may require remedial action and/or that may result in claims and/or demands and/or liabilities to third parties including, but not limited to governmental entities.

                  (ii) "Environmental Compliance Liability" means any and all liabilities arising under, or related to, compliance with any Environmental Law applicable to the Real Property or any operations or assets associated with the Real Property, including without limitation, the Premises, which may result in claims and/or demands by and/or liabilities to third parties, including but not limited to, governmental entities.

                  (iii) "Environmental Laws" means any and all federal, State of Connecticut, local or municipal written and published laws, rules, orders, regulations, statutes, ordinances, codes, or requirements of any governmental authority regulating or imposing standards of liability or standards of conduct (including common law) concerning air, water, solid waste, Hazardous Materials and other environmental concerns.

                  (iv) "Hazardous Materials" means any petroleum, petroleum products, fuel oil, waste oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, pollutants, toxic pollutants, herbicides, fungicides, rodenticides, insecticides, contaminant, or pesticides and including, but not limited to any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment.

                  (v) "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping, or as otherwise defined under Environmental Laws. This term shall be interpreted to include both the present, past and future tense, as appropriate.

                  (vi) "Environmental Permits" means all permits, approvals or registrations required to be issued to Landlord by any governmental authority, or made by the Landlord to any governmental authority, under any Environmental Laws on account of any or all of the Landlord's ownership or operation at the Real Property.

      51.   APPROVALS.

            All approvals or consents required by Landlord pursuant to this Lease shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the above, any violation of this provision shall not be the basis for an award of damages or give rise to any right of setoff, but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

      52.   UTILITY CONNECTIONS.

            Tenant shall have the right to connect with any telephone, telex and/or any other company's service supplying data information over telephone lines without interference from the Landlord. Tenant shall have the right to use all electrical and plumbing risers and branch work located in the Building for purposes of connecting its systems. Landlord represents that the current life/safety system, including, without limitation, the sprinkler system in the Premises is or will be in compliance with law for purposes of an office use in the Premises.

      53.   GENERATOR.

            Tenant shall have the right to install a generator and fuel source on the existing concrete pad outside the Building and may modify the same, provided that the use and installation of such generator shall be in compliance with all applicable laws. Tenant shall submit drawings and specification of a licensed engineer certifying as to installation procedure, including details for penetration through roof and/or walls.

      54.   UNAVOIDABLE DELAYS.

            The provisions of this paragraph shall be applicable if there shall occur, on or after the date hereof, any strikes, lockouts or labor disputes, inability to obtain labor or materials or reasonable substitutes therefor or acts of God, governmental action, civil commotion, riot or insurrection, fire or other casualty or other events beyond the reasonable control of the party obligated to perform. If Landlord or Tenant, as a result of any of the aforementioned events, shall fail punctually to perform any term, covenant or condition on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent and for the time occasioned by such event. Notwithstanding anything to the contrary herein contained, however, the provisions of this paragraph shall not be applicable to Tenant's obligations to pay, when due and payable, the rents, additional rent or other sums reserved hereunder.


                        ----------------------------------------
                            Richard A. Banks


                        ----------------------------------------
                            Ruth Banks, Trustee u/w of
                              Robert O. Banks


                        FIRST UNION, TRUSTEE u/w of
                        ROBERT O. BANKS


                        By:
                            ------------------------------------



                        ----------------------------------------
                             Kimberly Banks Fawcett


                        RAU FAMILY LIMITED PARTNERSHIP


                        By:
                            ------------------------------------
                             Karen Steinhaus
                             General Partner


                        PRICELINE.COM, INCORPORATED



                        By:
                            ------------------------------------
                             Marlene Beeler
                             Senior Vice President of Operations